UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 16, 2008

FALCON MEDIA SERVICES, LTD.
(Exact name of registrant as specified in its charter)

United Kingdom (State or other jurisdiction of incorporation)	333-148425 (Commission File Number)	11-3460949 (IRS Employer Identification Number)

225 Two Oaks Drive
Nicholasville, Kentucky 40356
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (859) 887-1199

(Former name or former address, if changed since last report)
34 Grosvenor Gardens
London, SW1W0DH
United Kingdom
+442078084856

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 Entry into a Material Definitive Agreement

On September 16, 2008, Falcon Media Services, Ltd., a United Kingdom private limited company (“Falcon”), and the stockholders of Extreme Mobile Coatings, Inc., a Delaware corporation (“Extreme”), entered into a Share Exchange Agreement (the “Agreement”) pursuant to which the stockholders of Extreme exchanged all of the outstanding shares of Extreme common stock for an aggregate of 13,505,085 ordinary shares of Falcon (the “Share Exchange”).

Item 2.01 Completion of Acquisition or Disposition of Assets

Overview. On September 16, 2008, the exchange of all of the outstanding shares of Extreme common stock for an aggregate of 13,505,085 shares of Falcon common stock was completed. As a result of the Share Exchange, Extreme became a wholly owned subsidiary of Falcon.

Changes Resulting from Share Exchange. Falcon intends to cease its current business activities and carry on Extreme’s business as its sole line of business. Substantially all business operations will be conducted through Extreme and it is anticipated that Falcon will be a holding company. Extreme is based in Nicholasville, Kentucky and was formed in February 2007 to offer franchise opportunities to operate a mobile business which provides painting or coatings on various surfaces utilizing a special patented mobile system developed by XIOM Corp. and licensed to Extreme. In addition, Extreme operates a mobile coating business in and around Nicholasville, Kentucky. See “Description of Extreme Mobile Coatings, Inc.” below.

Description of Falcon. Falcon was incorporated in the United Kingdom in July 2004 to provide quality sports and event related content and services to the Middle Eastern markets across the mobile phone network, and receive revenues through joint ventures and other licensing arrangements. As a result of the Share Exchange, Extreme became a wholly owned subsidiary of Falcon, and Falcon intends to continue the business of Extreme as Falcon’s sole line of business.

Description of Extreme Mobile Coatings, Inc.

BUSINESS

General

Extreme Mobile Coatings, Inc. is a successor of A&C Coatings, LLC, which was formed in February 2007 to offer franchise opportunities to operate a mobile business which provides painting or coating on various surfaces utilizing a special patented mobile system developed by Xiom Corp. and licensed to Extreme. In addition, Extreme operates a mobile coating business in and around Nicholasville, Kentucky.

The Xiom coatings include coatings that:

•	reduce or mitigate microbe levels on various surfaces;

•	contain anti-foul polymers that reduce the accumulation of barnacles and other materials on marine vessels;

•	glow in the dark;

•	prevent or reduce slipping;

•	prevent graffiti from adhering to a surface; and

•	coat or surface with a chosen color.

Potential customers include hospitals, physician offices, schools, day care centers, marinas and other businesses and individuals.

The XIOM Technology

Materials used with the XIOM System are produced from various formulas of plastic powders. The powder mixture is melted and projected onto a substrate via a mixture of air and flammable gases that produce the actual coating. The air, flammable gases and powder mixture are brought together through a specialized and patented gun with a flame nozzle where the powder material is melted and sprayed forward onto the surface to be coated. The gases and heated coating are cooled by the surface that it adheres to.

Powder coating currently is a process in which metal parts are brought into a factory environment where they are cleaned and prepared to receive a powder coating. Plastic in powder form is then applied to the various metal parts by means of an electrostatic charge that causes the powder to adhere to the surface. The coated part is then heated in an oven for a period of time to cause the plastic to melt and adhere to the substrate. The XIOM process operates differently. Although the XIOM system uses plastic powder, the powder is not electrostatically charged in order for it to adhere to a substrate. The XIOM system uses a different mechanism which simultaneously applies and fuses the powder to a substrate. The advantages of this process is that the coating process is totally portable and can be applied anywhere, not necessarily in a factory setting, and can be applied without the use of an oven to cure the coating, and can be applied to most substrates in addition to the metal substrate to which powder coatings are traditionally applied in a factory, using an oven.

The XIOM plastic spray technology is unique and has patents pending. The patents cover technology and processes to apply and deliver powder coatings through a specialized spray system that allows those coatings to be applied both on site and in a factory. The patents will last, upon issuance for a period of 20 years from the date of application, unless other patents are applied for. With the XIOM process, the on-site plastic powder coating process, coatings can be deposited on wood, steel, fiberglass, concrete and plastic – a variety of substrates not all available to traditional powder coating. The XIOM process is quick, does not use an expensive oven for curing and can be used both outside and inside a building.

The technology associated with the XIOM system was developed personally by two officers of XIOM. This technology was developed and enhanced over time with funding from contacts with the New York State Energy Research & Development Authority (“NYSERDA”). The refinements made to the technology pursuant to these contracts have resulted in the XIOM 1000 Thermal Spray system that is currently marketed for commercial sale.

History of the Technology

The history of applying polymer coatings dates back to the early 1950’s starting with the fluidized bed process and then in the 1960’s to the Electrostatic Powder Sprayer (“EPS”). Today EPS is the standard for applying organized polymer coatings. It is commonly referred to as “Powder Coating” which to those familiar with this process means EPS applied plastic powder coatings followed by oven curing at approximately 400 F, where melting and film formation takes place.

EPS is a large business today as polymer coatings, thermoplastic and thermoses are applied to a variety of substrates. They can be applied to cold surfaces before being cured to film thickness typically between 1 to 4 mils (50-200 microns). There are little Volatile Organic Compounds (“VOC”) and reduced Hazardous Air Pollutants (“HAP”). For these reasons EPS has captured substantial business from the established liquid coating processes known as traditional painting.

The XIOM products contain no VOCs. There is a current trend by the EPA to ban VOCs for products sold to the public for safety and health purposes, but there is no guarantee that XIOM’s VOC-less products, although safer, will prove to be any more functionally effective than those alternative coating products such as paints that do have VOCs.

The traditional powder coating industry, directly competitive to the XIOM products, usually requires a large investment in ovens and production lines, sophisticated preparation and cleaning equipment, and in many cases operates with sophisticated in-line computerized production control systems to manage the powder coating process. The XIOM system is designed to do powder coating outside a traditional factory setting. The system enables a plastic coating to be directly sprayed onto a surface, contains no preparation equipment and requires no oven with which to cure powder coatings. The XIOM system has no computerized control whatsoever and, in fact, does not even use electricity but relies on air, propane and oxygen to achieve a coating result.

Traditional powder coaters who do coating inside a factory environment could possibly try to re-engineer their systems to compete directly with the XIOM systems. But it would require them to manufacture smaller, more portable ovens as well as develop more portable production and control systems in order to compete with the XIOM systems on-site coating capability. In the event that enough traditional powder coaters alter their existing operations and create portable systems and ovens that could be mounted on mobile units equipped with power systems for operation, Extreme’s ability to sell mobile coating franchises could be compromised.

Unlike most painting systems, XIOM’s coatings have no dripping and overspray problems and absolutely no VOCs. XIOM materials cure instantly after being applied and no curing ovens are needed.

Due to the fact that the entire XIOM system weighs just 70 pounds, the entire system can be easily used onsite.

XIOM coatings can be applied at thicknesses from 3 mils up to 1 inch as compared to traditional powder coatings which usually vary from 1 to 4 mils thick. XIOM has asserted that thicker coatings generally give greater protection against corrosion than thin coatings, although it does not have definitive data to conclusively prove this assertion.

EPS applied plastic coatings are further characterized by their wide use in OEM and production applications for decorative purposes where appearance and durability are required. While there is some use of functional EPS coatings, by and large the vast majority of use for decorative applications. Large numbers of relatively small components can best take advantage of the economic benefits from EPS powder processing thus conforming to the limits of batch processing and over size restrictions.

The XIOM Thermal Spray Technology

The XIOM powder spray process uses the rich history of EPS Powder Coatings but takes the technology a step further to meet the field requirements of on-site liquid painting, thus bridging the gap between “in house” EPS and “on-site” liquid painting developing a true portable on-site polymer coating system.

Two major advances account for XIOM’s coating technology:

First, the XIOM 1000 Thermal Spray system is currently XIOM’s only equipment product for on-site portability. It permits spraying of relatively low melting point polymer powder without over heating and generation of combustion with no VOCs. High deposit rate and efficiency further characterize the XIOM 1000 system.

Second, XIOM plastic powders are designed specifically for Thermal Spraying. New materials technology utilizing multiplex combinations, blends, additives and composites, this taking advantage of synergy and covalent bonding to produce exceptionally high adhesion to most substrates and functional properties heretofore not possible with polymers (plastic coatings). For instance, XIOM claims that it is the first to produce thermal sprayed polymer/zinc primer coats, which deliver very high quantities of zinc to the substrate for corrosion control. These polymer/zinc primer coatings not only bond securely to steel substrate, but they facilitate bonding of sprayed top coatings as well.

XIOM maintains that many XIOM powders are unique and therefore patentable, with patents pending. Substrates such as wood, plastic, masonry and fiberglass – not processable via EPS – are now readily sprayable with the XIOM 1000 system, along with steel, aluminum and non-ferrous substrates.

The new powder coatings properties produced with the XIOM 1000 system are manifested in the wide variety of applications both functional and decorative now solvable.

XIOM currently has approximately 20 varied material formulations to create spray coatings. The Coating functionality includes any-corrosions; wear resistance, architectural, anti-foul, anti-microbial, anti-graffiti, glow-in-the-dark, and grip and release. XIOM’s materials come in over 100 different colors. XIOM can mix ceramics and metals, if desired, for added wear, into its plastic coatings and can add anti-microbial formulations into the coatings. The system sprays eight pounds of plastic material an hour using different spray nozzles, allowing for both round patterns and up to a 9-inch fan spray pattern. The system is electrically controlled. The fuel system is oxygen and propane with air as a cooling gas. Preparation of surfaces is the same as for painting. Since these are plastic coatings, all solids with no hollows and voids, they will last longer than paint-based coating systems and can be applied thick or thin.

The XIOM License

Extreme has entered into a Master License Agreement with XIOM pursuant to which Extreme has been granted an exclusive license in the contiguous states of the United States to establish franchises to market, use and sell XIOM’s coating products and equipment. The license expires in October 2026, subject to Extreme’s right to extend the license for ten successive three (3) year periods by providing XIOM written notice of the election to extend at least six months prior to the expiration of the then current term. Each party has the right to terminate the license agreement in the event of a breach by the other party which is not cured within 30 days of the receipt of written notice of the breach, including in the case of a termination by XIOM, Extreme’s failure to establish ten franchises by December 31, 2009 and at least 10 franchises each year thereafter.

Extreme issued to XIOM an equity interest in Extreme in consideration of entering into the license agreement. XIOM has agreed to sell XIOM products to Extreme’s franchisees; provided however, that neither Extreme nor its franchisees will be permitted to apply XIOM anti-microbial and/or anti-fouling coatings original equipment manufacturers, to the U.S. government and its branches and agencies or certain “captive ships” for which applications are performed by XIOM employees.

Employees

As of September 15, 2008, Extreme had one employee. As of the date of this filing the executive officers of Extreme have not been paid any wages. Extreme believes that its relationship with its employee is satisfactory and it has not suffered by labor problems since its inception.

Properties

Extreme currently leases approximately 1,500 square feet of office space in Nicholasville, Kentucky which it utilizes as its corporate headquarters under a lease which expires in January 2009. In addition, Extreme leases approximately 2,000 square feet of office space in West Babylon, New York under a lease which expires in January 2010. Extreme believes that its facilities are adequate and suitable for its current operations.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the number of shares of Falcon Common Stock beneficially owned on September 16, 2008, after giving effect to the Share Exchange, by each person who is known by Falcon to beneficially own 5% or more of Falcon’s Common Stock, each of Falcon’s directors and executive officers, and all of Extreme’s directors and executive officers, as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Shares Outstanding

XIOM Corp.	4,511,926	(1)	25.2%
Andrew Mazzone(2)	—		—
Charles Woodward	4,189,646	(3)	23.4%
James Zimbler	4,189,646	(4)	23.4%
Scott Hamann, M.D.	—		—
Michael Wade	—
New Century Capital Management (5)	1,097,000		6.1%
Emerald Asset Advisors (6)	1,097,000		6.1%
Michael Krome	1,465,320	(7)	8.2%
James Lyons	1,342,247	(8)	7.5%

Directors and officers as a group (5 persons)	8,379,292		46.8%

(1)	Andrew Mazzone is the Chairman and President of Xiom Corp. and has the power to vote and dispose of these shares.

(2)	Mr. Mazzone, the Chairman and President of Xiom Corp., disclaims beneficial ownership of the shares owned by Xiom Corp.

(3)	These shares are owned by Bluegrass Mobile Power Coatings, LLC, a company wholly owned by Mr. Woodward.

(4)	These shares are owned by Keystone Capital Resources, LLC, a company wholly owned by Mr. Zimbler.

(5)	The individual with the power to direct the vote and disposition of these shares is Steve Apolant.

(6)	The individual with the power to direct the vote and disposition of these shares is Michael Xirinachs.

(7)	Includes 1,097,000 shares owned by Lake Grove Holdings, LLC. Michael Krome is the managing member of Lake Grove Holdings, LLC and has the power to direct the vote and disposition of these shares.

(8)	Includes 1,097,000 shares owned by Serpent Holdings, LLC. James Lyons is the managing member of Serpent Holdings, LLC and has the power to direct the vote and disposition of these shares.

MANAGEMENT

Directors and Executive Officers

The following table sets forth information regarding the members of the Company’s Board of Directors and its executive officers following the Share Exchange. The directors listed below will serve until the next annual meeting of the Company’s stockholders.

Name	Age	Position

Andrew Mazzone	64	Chairman

Charles Woodward	52	President, Chief Executive Officer and Director

James Zimbler	43	Executive Vice President, Treasurer, Secretary and Director

Scott Hamann, M.D.	52	Director

Michael Wade	67	Chief Financial Officer

Andrew Mazzone joined Extreme in February 2007 and has been the Chairman and President of XIOM Corp. since its inception in 1998. Mr. Mazzone was the President of TTI at the time of the spin-out. He resigned as Sole Officer and Director of TTI on November 1, 2001. Thereafter, TTI acquired and changed its name to Steam Clean USA, Inc. on or about August 15, 2002. On July 1, 2003, Steam Clean USA, Inc. acquired Humana Trans Services Group, Ltd. At this point, Mr. Mazzone was invited to become Chairman of the Board of Directors. He served in that position until January 2004, when he resigned as Chairman but remained as a Director and until May 5, 2004, when he resigned from the Board entirely. From 1970 until February 15, 1995, Mr. Mazzone was employed by Metco, Westbury, NY, a subsidiary of the Perkin Elmer Corp., a holding company, which subsidiary, Metco, was engaged in the business of development of metal spraying and metal powders. Mr. Mazzone, as President, resigned from Sulzer Metco after the acquisition of the Company in 1995. From 1995 to October 2001, Mr. Mazzone was President of Thermaltec International. At Metco, Mr. Mazzone held various positions, including as Director of Logistics, Director of Sales and Marketing, Director of Manufacturing, Executive Vice President and President. Mr. Mazzone has degrees from Babson College, Babson Park, Massachusetts, in finance and an advanced degree in economics, with a specialty in economic history.

Charles Woodward, a founder of Extreme, co-founded Contours Express, a franchisor of fitness centers in 1998, and served as its President from its inception until June 2005 when Contours Express was sold to a private equity group.

James W. Zimbler, a founder of Extreme, has been a principal of Alpha Corporate Advisors, LLC, since its inception in May 2002. Alpha is involved as a consultant in the mergers and acquisitions of public companies and consulting for private companies that wish to access the public markets. Prior to becoming a founding member of Alpha, he was involved in consulting for capital raising, recapitalization and mergers and acquisitions for various clients. He has served on the Board of Directors and/or as officer of several companies since 2000, including Accountabilities, Inc., Triton Petroleum Group, Inc., Universal Media, Inc., and Genio Holdings, Inc.

Scott Hamann, M.D. joined the Board of Directors of Extreme in September 2007 and has served as an Associate Professor and Co-Director of Research in the Department of Anesthesiology of the University of Kentucky since 1999. Prior to attending medical school, Dr. Hamann founded and served as a director of a private contract clinical microbiology/ toxicology laboratory from 1985 to 1988.

Michael Wade has served as Chief Financial Officer of Extreme since its inception in February 2007. From 2005 until joining Extreme, he operated his own accounting practice, specializing in tax accounting and planning for new ventures. From 1992 until 2005, Mr. Wade served as an accountant for Contours Express.

Executive Compensation

The following table sets forth information concerning the annual and long-term compensation for services in all capacities to Extreme for the years ended December 31, 2007 and 2006 of the Chief Executive Officer. No executive officer of Extreme received total annual compensation for either the year ended December 31, 2007 or the year ended December 31, 2006 in excess of $100,000.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year Ended	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Charles Woodward, President and Chief Executive Officer	12/31/07	$—	$—	$—	$—	$—	$—	$—	$—
	12/31/06	$—	$—	$—	$—	$—	$—	$—	$—

Securities Authorized for Issuance under Equity Compensation Plans

Neither Falcon nor Extreme had any securities authorized for issuance under equity compensation plans as of December 31, 2007.

Outstanding Equity Awards at Fiscal Year-End

Neither Falcon nor Extreme had any outstanding equity compensation awards as of December 31, 2007.

Director Compensation

Neither Falcon nor Extreme paid compensation to members of their Board of Directors for serving in such capacity during the year ended December 31, 2007.

Certain Relationships and Related Party Transactions

In October 2006, Extreme entered into a Master License Agreement with XIOM pursuant to which Extreme has been granted an exclusive license in the contiguous states of the United States to establish franchises to market, use and sell XIOM’s coating products and equipment. XIOM was issued an equity interest in Extreme in consideration of entering into the Master License Agreement. See the section of this report captioned “The XIOM License” in Item 2.01 for a more detailed description of the Master License Agreement.

Since Extreme’s inception, Charles Woodward, the President and Chief Executive Officer of Extreme, has loaned Extreme an aggregate of $32,780. The loans are non-interest bearing and have no terms for repayment. As of June 30, 2008, the entire principal amounts of the loans remained outstanding.

Since Extreme’s inception James Zimbler, Executive Vice President, Treasurer and Secretary of Extreme, has loaned Extreme an aggregate of $27,488. The loans are non-interest bearing and have no terms for repayment. As of June 30, 2008, the entire principal amounts of the loans remained outstanding.

In April 2008, Extreme issued a promissory note to a principal stockholder, XIOM Corp., pursuant to which Extreme may borrow up to $150,000 from XIOM. A payment of $35,000 was due to XIOM under the note in June 2008 but was not paid. As of June 30, 2008, $108,500 was due under the note, which is due in full on April 28, 2009 and bears interest at a rate of 5% per annum.

In March 2008, Extreme entered into a Consulting Agreement with Scott R. Hamann, M.D., who was appointed as a director of Falcon upon the closing of the share exchange. Pursuant to the Consulting Agreement, Dr. Hamann has agreed to provide services to Extreme in connection with introducing public and healthcare facilities, as well as other healthcare providers, to Extreme. In addition, Dr. Hamann has agreed to recruit members for a scientific advisory board for Extreme. For the initial twelve months of the agreement, Extreme will be required to pay Dr. Hamann 2% of its net revenues. For the following twelve month period, Extreme will be required to pay Dr. Hamann 2% of net revenues plus an additional 1% of net revenues from customers introduced to Extreme by Dr. Hamann. In addition, Extreme is required to pay Dr. Hamann $250 per hour for consulting services, with a minimum guarantee of four hours per month.

Indemnification of Directors and Officers

Falcon’s articles of association provide that subject to the provisions of the Companies Act of 1985, and in addition to such indemnity as is contained in Regulation 118 of Table A of the Companies (Tables A to F) (amendment) Regulations 1985, every Director, Secretary or other officer of Falcon shall be entitled to be indemnified out of the assets of the Company against all losses or liabilities incurred by him or her in or about the execution and discharge of the duties of his or her office.

RISK FACTORS

The discussion below highlights some important risks that Falcon has identified in connection with its acquisition of Extreme, but these should not be assumed to be the only factors that could affect Falcon’s future performance and condition, financial or otherwise. Falcon does not have a policy of updating or revising forward-looking statements, and silence by management over time should not be assumed to mean that actual events are bearing out as estimated in such forward-looking statements.

Actual or perceived sales of a significant number of shares of Falcon’s ordinary shares in the public market could adversely affect the price of the shares.

Falcon cannot predict the extent to which the dilution, the availability of a large amount of shares for sale, and the possibility of additional issuances and sales of Falcon’s ordinary shares will negatively affect the trading price of the ordinary shares or the liquidity of the ordinary shares.

Extreme has a limited operating history, will require additional capital and may not be successful in executing its business plan.

Extreme has conducted only limited operations to date. No assurance can be given that its business plan will be successful. In order to successfully pursue its business plan, Extreme will require additional capital which may be raised through the sale of Falcon ordinary shares or securities convertible into Falcon ordinary shares. Any such issuances would subject the stockholders of Falcon to additional dilution, which could be substantial.

The absence of an operating history makes evaluation of Extreme’s business difficult.

Extreme is a recently formed company and has limited historical financial data upon which to base planned operating expenses or accurately forecast its future operating results. Revenue and income potential in Extreme’s business is unproven. As a development-stage company in an unproven market, Extreme faces risks and uncertainties relating to its ability to implement its business plan successfully.

Extreme’s franchise offering may not be accepted by potential franchisee’s, which would cause its business plan to fail.

Extreme plans to offer franchises to operate a mobile coating business utilizing sprays and coatings developed by XIOM Corp. and its success will depend on its ability to identify potential franchisees with the experience and financial resources to be effective operators of the franchised business. Extreme has not sold any franchises to date and there can be no assurance that it will be successful in selling franchises. If it fails to sell at least 10 franchises by December 31, 2009 and in each year thereafter, XIOM Corp. has the right to terminate the license granted to Extreme to market and sell franchises to utilize XIOM’s products. There is no assurance that Extreme will be successful in selling franchises or that XIOM Corp. will not terminate the license granted to Extreme.

Extreme will face intense competition from providers of similar services and products.

Extreme will face intense competition in the markets in which it operates, including competition from industrial liquid paint companies and providers of oven-baked powder coatings. Companies competing with Extreme and its franchisees may introduce products that are competitively priced, that demonstrate better performance or that incorporate technological advances not available to Extreme. Many of these potential competitors have financial, marketing and research resources that are substantially greater than those of Extreme.

Extreme plans to obtain products and equipment from XIOM Corp., its sole supplier, and its business will suffer if XIOM Corp. does not supply such products and equipment.

Substantially all of the coatings and related equipment that will be sold by Extreme to its franchisees and used in Extreme’s coating business will be supplied by XIOM Corp. As a result, Extreme’s business will depend on whether it will be able to obtain products and equipment from XIOM Corp. XIOM Corp. incurred operating losses during 2006 and 2007 and, as of June 30, 2008, it had a working capital deficiency. If XIOM Corp. were to cease operations, or if it were unable to unwilling to supply coatings and equipment to Extreme, Extreme might be unable to continue to pursue its existing business plan.

XIOM Corp. may not be granted patents to its equipment and processes.

XIOM Corp. has a number of patents pending that are important to the success of Extreme’s operations. These patents may not be granted. In addition, there can be no assurance that any issued patents will provide substantial protection or commercial value.

XIOM Corp.’s technology and products may not be accepted in the marketplace, which would cause Extreme’s business plan to fail.

XIOM Corp. has agreed to supply equipment and material for the onsite spraying of plastic onto surfaces such as metal, wood and concrete to Extreme. Extreme’s business will be dependant upon the continued need for these types of services. The XIOM Corp. equipment has been specifically developed for the application of the coatings it provides. There is no assurance that end users will require and seek the services of Extreme and/or its franchisees. In addition, there is no way to foresee if other processes are developed by a competitor that are superior to those offered by Extreme and its franchisees.

The former stockholders of Extreme have significant voting power and may take actions that may not be in the best interests of other stockholders.

As a result of the Share Exchange, the former stockholders of Extreme will own approximately 99% of Falcon’s ordinary shares after the completion of the Merger. If these stockholders act together, they will be able to control Falcon’s management and affairs requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing a change in control and might adversely affect the market price of Falcon’s ordinary shares.

If Falcon is unable to retain key personnel, it will have an adverse effect on its business.

After the Merger, Falcon’s business will be dependent on the efforts of Andrew Mazzone, Charles Woodward, James Zimbler and Michael Wade. The loss of any members of Falcon’s management team or an inability to attract and retain sufficient numbers of other qualified management personnel would adversely affect Falcon’s business and could have a material adverse effect on its ability to implement its business plan and its operating results and financial condition.

There has been no active public market for Falcon’s securities, and prospective investors may not be able to resell their shares at or above the offering price, if at all.

There has been no active public market for Falcon’s ordinary shares. An active public market for Falcon’s ordinary shares may not develop or be in the future.

The market price of the Falcon ordinary shares may fluctuate significantly in response to factors, some of which are beyond Falcon’s control, such as product liability claims or other litigation; the announcement of new products or product enhancements by Extreme or its competitors; developments concerning intellectual property rights and regulatory approvals; quarterly variations in Extreme’s competitors’ results of operations; changes in earnings estimates or recommendations by securities analysts; developments in Extreme’s industry; and general market conditions and other factors, including factors unrelated to the operating performance of Extreme and Falcon.

Additional risks are associated with becoming public through a “public shell company” or “reverse public offering.” For example, security analysts of major brokerage firms may not provide coverage of Falcon since there is no incentive to brokerage firms to recommend the purchase of Falcon’s ordinary shares. No assurance can be given that brokerage firms will want to conduct any secondary public offerings on behalf of Falcon in the future.

The ordinary shares may be considered a “penny stock” and may be difficult to sell.

The SEC has adopted regulations which generally define “penny stock” to be an equity security that has a market or exercise price of less than $5.00 per share, subject to specific exemptions. The market price of the ordinary shares may drop below $5.00 per share and therefore may be designated as a “penny stock” according to SEC rules. This designation requires any broker or dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell the ordinary shares and may affect the ability of investors to sell their shares. In addition, since the ordinary shares are currently quoted on the OTC Bullet Board, investors may find it difficult to obtain accurate quotations of the ordinary shares and may experience a lack of buyers to purchase such stock or a lack of market makers to support the stock price.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Overview

On September 16, 2008, Falcon acquired all of the outstanding shares of Extreme Mobile Coatings, Inc. pursuant to the Share Exchange in which it issued an aggregate 13,505,085 ordinary shares in exchange for all of the outstanding shares of common stock of Extreme. Extreme is a successor to A&C Coatings, LLC, a Delaware limited liability company formed in February 2007 and converted under Delaware law to a Delaware corporation in January 2008. Accordingly, references to business and financial information relating to periods prior to the conversion refer to the business and financial information of A&C Coatings, LLC. Extreme is a development stage company and has achieved only nominal revenues to date. Extreme plans to offer franchise opportunities to operate mobile businesses that provide painting or coatings on various surfaces using a patented mobile system, which is licensed to Extreme by Xiom Corporation. These coatings can be applied to various industrial surfaces to help reduce microbe levels, reduce the accumulation of barnacles on marine vessels, prevent slipping or prevent the adherence of graffiti, among other things. The potential customer base that Extreme has identified to which such coatings may be marketed includes hospitals and other health care facilities, schools, day care centers, marinas and the food service industry. Extreme also operates a mobile coating business in and around Nicholasville, Kentucky through which Extreme markets its products and services to potential customers directly.

Extreme plans to sell franchises in the states of Kentucky, Illinois, New York and California beginning in October 2008, or sooner.

As Falcon has ceased its prior operations and will operate Extreme as its sole line of business, the following discussion and analysis is as of the financial condition and results of operations of Extreme for the six months ended June 30, 2008 and 2007 and the years ended December 31, 2007 and 2006.

Limited Operating History

Extreme has achieved only nominal revenue to date, and there is limited historical financial information about Extreme upon which to base an evaluation of its performance. The franchise opportunities and services that Extreme plans to offer incorporate new concepts and technologies, and therefore Extreme’s business plan is subject to the risks that are inherent in the development of any innovative product or service, such as the risk that the product will be found to be ineffective or uneconomical. Extreme is also subject to risks that are inherent in the establishment of any new business, including the risk that Extreme will be unable to raise sufficient capital to support its operations. Extreme may experience delays in marketing its franchise opportunities and services, or may not be capable of marketing its franchise opportunities and services at all. Extreme cannot guarantee that its business plan will be successful or that Extreme will be able to implement its business plan successfully.

General and Administrative

Extreme’s general and administrative expenses consist primarily of salaries and related benefit expenses for business development, rent, financial and other administrative functions. In addition, Extreme incurs external costs for professional fees for legal and accounting services.

Results of Operations for the Six Months Ended June 30, 2008 and the Period from Inception (February 2, 2007) through December 31, 2007

For the six month period ended June 30, 2008, Extreme had $1,000 of revenues. Expenses for the period totaled $111,990 resulting in a loss from operations of $92,481 and a net loss of $110,990. Extreme had no revenues during the period from inception (February 2, 2007) through June 30, 2007. Expenses during that period were $12,471, resulting in a loss from operations of $6,751 and a net loss of $12,471. The increase in the loss from operations and the net loss during the six months ended June 30, 2008 resulted primarily from a longer period of operation and in increase in general and administrative expenses from $5,532 to $90,054. Interest expense during the six months ended June 30, 2008, was $18,509 compared to $5,720 during the period ended June 30, 2007.

For the period from inception (February 2, 2007) through December 31, 2007 Extreme had no revenue. Expenses for the period totaled $43,175 resulting in a loss from operations of $43,175. In addition, during the year ended December 31, 2007 Extreme wrote off $356,801 related to a transaction pursuant to which it was to acquire certain construction equipment and vehicles which it intended to use in a business unrelated to its mobile coating business. This amount is reflected as other expense in its statement of operations for the period ended December 31, 2007.

Liquidity and Capital Resources

Extreme has funded its operations to date through loans and equity contributions made by its founders and will require additional funds to begin to implement its business plan. Extreme’s need for funds will increase as Extreme increases the scope of its development and marketing activities in Kentucky, Illinois, New York and California, and potentially in other markets.

In March 2007, Extreme obtained a term loan from Central Bank FSB to finance the purchase of certain construction equipment which it intended to use in a business unrelated to its mobile coating business. Extreme is seeking to obtain clear title to the equipment for the purpose of selling the equipment to recover sufficient funds to repay the bank loan. As of June 30, 2008, $327,060 was outstanding under the loan, which is secured by all of the assets of Extreme, including the equipment that was the subject of the transaction, as well as 146,785 shares of XIOM common stock. No assurance can be given that Extreme will be successful in obtaining clear title to the equipment or selling the equipment for a sufficient amount to fully repay the bank loan.

Extreme plans to finance its capital needs primarily through the proceeds from the sale of debt and/or equity securities. In addition, in April 2008, Extreme issued a promissory note to XIOM Corp. pursuant to which Extreme may borrow up to $150,000 from XIOM. A payment of $35,000 was due to XIOM under the note in June 2008 but was not paid. As of June 30, 2008, $108,500 was due under the note, which is due in full on April 28, 2009 and bears interest at a rate of 5% per annum.

Extreme’s working capital and capital requirements will depend on several factors, including the level of resources that Extreme devotes to the development and marketing of its franchise opportunities and services.

Extreme’s financial statements are prepared on a going concern basis, which assumes that Extreme will realize its assets and discharge its liabilities in the normal course of business. At June 30, 2008, Extreme had cash of $29,435, a working capital deficit of $286,834, stockholders’ deficit of $455,684 and an outstanding balance of long-term debt of $327,060. Extreme’s financial condition as of June 30, 2008 raises doubt as to its ability to continue its normal business operations as a going concern. A failure to raise additional capital will have a material adverse effect on Extreme’s business and profits.

Off-Balance Sheet Arrangements

Extreme is not a party to any off-balance sheet arrangements, and Extreme does not engage in trading activities involving non-exchange traded contracts. In addition, Extreme has no financial guarantees, debt or lease agreements or other arrangements that could trigger a requirement for an early payment or that could change the value of Extreme’s assets.

Critical Accounting Policies

Extreme’s discussion and analysis of its financial condition and results of operations are based on Extreme’s financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles, or GAAP. The preparation of these financial statements requires Extreme to make estimates and judgments that affect the reported amounts of assets, liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and reported amount of revenue and expenses during the reporting period. On an ongoing basis, Extreme evaluates its judgments and estimates, including those related to revenue recognition, long-lived assets, accrued liabilities, share-based payments and income taxes. Extreme bases its judgment and estimates on historical experience and various other factors that Extreme believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results may differ from these estimates under different assumptions or conditions.

While Extreme’s significant accounting policies are described in more detail in Note1 to Extreme’s financial statements, Extreme believes the following accounting policies to be critical to the judgments and estimates used in the preparation of its financial statements:

Use of Estimates

The preparation of financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

Impairment of Long-Lived Assets

Extreme evaluates the recoverability of long-lived assets and the related estimated remaining lives at each balance sheet date. Extreme records an impairment or change in useful life whenever events or changes in circumstances indicate that the carrying amount may not be recoverable or the useful life has changed. For the periods ended June 30, 2008 and December 31, 2007, no events or circumstances occurred for which an evaluation of the recoverability of long-lived assets was required.

Income Taxes

For the period ended December 31, 2007, and through January 25, 2008, Extreme was a partnership for income tax purposes. Income from Extreme during that period is combined with the income and expenses of the members from other sources and reported in the members’ individual federal and state income tax returns. Extreme was not then a taxpaying entity for federal and state income tax purposes, therefore, no income tax expense was recorded in the financial statements. Income of Extreme wass taxed to the members on their respective income tax returns.

Subsequent to January 25, 2008, Extreme became a corporation for income tax purposes. As such, Extreme will account for income taxes pursuant to SFAS No. 109, Accounting for Income Taxes (“SFAS 109”). Under SFAS 109, deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

 Fair Value of Financial Instruments

Extreme estimates the fair value of financial instruments using available market information and valuation methods. Considerable judgment is required in estimating fair value. Accordingly, the estimates of fair value may not be indicative of the amounts Extreme could realize in a current market exchange. As of June 30, 2008, the carrying value of financial instruments approximated fair value due to the short-term nature and maturity of these instruments.

DESCRIPTION OF SECURITIES

The total number of shares that Falcon is authorized to issue is 500,000,000 ordinary shares. As of September 16, 2008, there were approximately 17,914,685 ordinary shares outstanding.

All ordinary shares have equal rights and privileges with respect to voting, liquidation and dividend rights. Each ordinary share entitles the holder thereof (a) to one vote for each share held of record on all matters submitted to a vote of the stockholders; (b) to participate and to receive any and all such dividends as may be declared by the board of directors in proportion to the amounts paid up on the shares; and (c) to participate pro rata in any distribution of assets available for distribution upon liquidation. Holders of Falcon’s ordinary shares have no preemptive rights to acquire additional shares of common stock or any other securities. The Falcon ordinary shares are not subject to redemption and carry no subscription or conversion rights.

Item 3.02 Unregistered Sales of Equity Securities

On September 16, 2008, the Share Exchange was completed and Falcon issued an aggregate 13,505,085 ordinary shares of Falcon in exchange for all of the outstanding shares of Extreme’s Common Stock. Falcon relied upon the exemptions provided by Section 4(2) and Rule 506 of Regulation D in making such issuances.

Item 5.01 Changes in Control of Registrant.

Upon the closing of the Share Exchange, the former stockholders of Extreme were issued shares representing approximately 75% of Falcon’s ordinary shares after giving effect to the transactions. In addition, John May, Falcon’s sole director and officer resigned his positions with Falcon and Charles Woodward, James Zimbler, Scott Hamann and Andrew Mazzone were appointed to the Board.

The Share Exchange is being accounted for as a “reverse merger,” since the former stockholders of Extreme own a majority of the outstanding ordinary shares of Falcon immediately following the Share Exchange. No arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of Falcon’s board of directors and, to Falcon’s knowledge, no other arrangements exist that might result in a change of control in the future. As a result of the issuance of the 13,505,085 ordinary shares in connection with the Share Exchange, and the change in the majority of Falcon’s directors, a change in control occurred on the date of the consummation of the Share Exchange.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

At the Closing Date, Falcon’s sole director and officer, John May, resigned. See “Item 2.01 – Completion of Acquisition or Disposition of Assets – Management” for information with regard to the individuals who became officers and directors of Falcon upon completion of the Share Exchange.

Item 5.06 Change in Shell Company Status.

See Item 2.01

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

Financial Statements of Extreme Mobile Coatings, Inc. are included herewith as Exhibits 99.1 and 99.2.

(b) Pro Forma Financial Information

Pro Forma Financial Information giving effect to the Share Exchange is included herewith as Exhibit 99.3.

(c) Exhibits

Exhibit No.	Exhibits

2.1	Share Exchange Agreement among Falcon Media, Ltd. And the stockholders of Extreme Mobile Coatings, Inc.

10.1	Master License Agreement between Xiom Corp. and Extreme Mobile Coatings, Inc.

10.2	First Amendment to Master License Agreement between XIOM Corp. and Extreme Mobile Coatings, Inc.

10.3	Consulting Agreement dated as of March 1, 2008 between Extreme Mobile Coatings, Inc. and Scott R. Hamann, M.D.

99.1	Financial Statements of Extreme Mobile Coatings, Inc. (formerly A&C Coatings, LLC) as of and for the period from Inception (February 2, 2007) through December 31, 2007,.

99.2	Financial statements of Extreme Mobile Coatings, Inc. as of and for the six months ended June 30, 2008 and the period from Inception (February 2, 2007) through June 30, 2008 (unaudited)

99.3	Pro Forma Financial Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Falcon Media, Ltd.
(Registrant)

By:	/s/ James W. Zimbler
Executive Vice President and Treasurer

Dated: September 17, 2008